UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2017
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UNIVERSAL CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue, Richmond, Virginia		23235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(804) 359-9311

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On January 9, 2017, Universal Corporation (the “Company”) announced that all outstanding shares of its Series B 6.75% Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) will mandatorily convert on January 13, 2017 (the “Mandatory Conversion Date”). The Company's press release announcing the mandatory conversion is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.
The Company has elected to settle its conversion obligation in cash. Holders of the Series B Preferred Stock will receive the product of the conversion rate, 22.3920, and the average volume weighted average price of the Company’s common stock during the cash settlement averaging period, for each share of Series B Preferred Stock converted. The cash settlement averaging period will begin on January 17, 2017, the trading date following the Mandatory Conversion Date, and will run for ten trading days, ending on January 30, 2017. Cash settlement will occur on January 31, 2017, and the Company intends to use cash on hand for the settlement.
From and after the Mandatory Conversion Date, the Series B Preferred Stock not previously converted will cease to be outstanding and all rights of the holders with respect to the Series B Preferred Stock will terminate, except for the right to receive cash, as described above. The Series B Preferred Stock dividends, totaling approximately $15 million per year, will no longer be paid as of the Mandatory Conversion Date. All accumulated and unpaid dividends on the Series B Preferred Stock for dividend payment dates ending prior to the date of the conversion notice have been paid in cash.
As of January 6, 2017, 107,418 shares of Series B Preferred Stock were outstanding, all of which will mandatorily convert on the Mandatory Conversion Date. During December 2016, holders of 111,072 shares of Series B Preferred Stock exercised their voluntary conversion rights. These shares were converted into 2,487,118 shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	No.	Description

	99.1	Press release dated January 9, 2017, Announcing Mandatory Conversion of Series B 6.75% Convertible Perpetual Preferred Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date:	January 9, 2017	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit
Number	Document

99.1	Press release dated January 9, 2017, Announcing Mandatory Conversion of Series B 6.75% Convertible Perpetual Preferred Stock.